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                                                                 Exhibit 10.11.2

                   SECOND AMENDMENT TO MANUFACTURING AGREEMENT


         This second amendment, dated May ____, 1996, is by and between U.S. Bioscience, Inc. ("USB"), a corporation organized and existing under the laws of the State of Delaware, having a place of business at One Tower Bridge, 100 Front Street, West Conshohocken, Pennsylvania 19428 and Applied Analytical Industries, Inc. ("AAI"), a corporation organized and existing under the laws of the State of Delaware, having a place of business at 1206 North 23rd Street, Wilmington, North Carolina 28405.

         WHEREAS, USB and AAI entered into a Manufacturing Agreement dated January 1, 1995 (the "Agreement"), relating to the manufacture of Hexalen(R) (Altretamine);

         WHEREAS, USB and AAI amended the Agreement by an Amendment to Manufacturing Agreement dated April 12, 1995; and

         WHEREAS, USB and AAI desire to further amend the Agreement to extend the term of the Agreement for five (5) years and as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

         1. Definitions: Except as otherwise specifically provided herein, all capitalized terms used herein and not defined herein shall have the meaning assigned to such terms in the Agreement.

         2. Current Good Manufacturing Practice. Section 1.2 of the Agreement shall be amended by deleting Section 1.2 in its entirety and in its place inserting the following Section 1.2:

                  "1.2 CURRENT GOOD MANUFACTURING PRACTICE" or "cGMP" shall mean those current Good Manufacturing Practice regulations required by the FDA in the production of pharmaceutical products as published in Title XXI Code of Federal Regulations and, for PRODUCTS to be manufactured for distribution in the European Economic Community, those current Good Manufacturing Practice regulations required by the European Economic Community as referred to in Article 16 of Directive 75/319/EEC and
         Article 24 Directive 81/85/EEC as modified."

         3. PRODUCT. Section 1.10 of the Agreement shall be amended by adding the following immediately after the word "bulk" in the third line of that section:

                  "Prepared for bottled presentation."


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Section 1.10 shall be further amended by adding the following as the last sentence of that Section:

                  "PRODUCT shall not include Hexalen for presentations other than bottled presentations, including without limitation Hexalen in capsules for blister packaging."

         4. Services Performed by Third Parties. A new Section 3.11 shall be added to the Agreement as follows:

                  "3.11 Services Performed by Third parties. AAI shall be prohibited from subcontracting out any of the services to be provided by AAI hereunder; provided, however, that AAI may subcontract out such services to third parties upon receipt of USB's prior written consent and that the results of such services are available for inspection by USB."

         5. Warranties. Section 8.1 of the Agreement shall be amended by deleting Section 8.1 in its entirety and in its place inserting the following
Section 8.1:

                  "8.1 WARRANTIES. AAI warrants that it will PREPARE the PRODUCT in accordance with cGMPs and the requirements established for PRODUCT in the SPECIFICATIONS and that it will not manufacture any PRODUCT for distribution in the United Kingdom until such time as it has received manufacturing details and specifications set forth in the applicable product license."

         6. Term. Section 11.1 of the Agreement shall be amended by deleting the word "two (2)" in the first sentence and in its place inserting the word "seven
(7)".

         7. Manufacturing Schedule. Section 2.1A of the Agreement shall be amended by inserting in the first sentence immediately following "AAI and USB shall mutually agree upon the annual price," the following:

         "which shall be no higher than the price in effect under this Agreement on the date of this Amendment; provided however, that AAI shall be entitled to an increase in its annual price for PRODUCT hereunder beginning in calendar year 1997, which increase shall be limited to the percentage increase in the Producer Price Index for Pharmaceuticals prepared by the Labor Department's Bureau of Labor Statistics for the calendar year immediately preceding the calendar year for which the price increase applies."





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Section 2.1A of the Agreement shall be further amended by adding the following sentence:

         "AAI agrees that from time to time under this Agreement in the event USB materially reduces its market price of Hexalen to meet competitive market conditions, USB and AAI shall negotiate in good faith a price for PRODUCT hereunder which is mutually acceptable to both parties. In the event the parties are unable to negotiate a price acceptable to both parties, USB shall have the right, without penalty, to terminate this Agreement upon 60 days prior written notice to AAI."

         8. Primary Supplier. A new section 2.4 shall be added to the Agreement as follows:

                  "2.4 During the term of this Agreement USB agrees to use AAI as its primary supplier of PRODUCT for the United States commercial market. For purposes of this Agreement, primary supplier shall mean AAI will, as primary supplier for the United States commercial market for PRODUCT, PREPARE all but such quantities as shall be reasonably required to qualify and maintain a secondary supplier of PRODUCT for the United States commercial market. Provided however, that USB shall no longer be required to use AAI as its primary supplier for PRODUCT for the United States commercial market if AAI at any time under this Agreement is unable to supply PRODUCT to USB in compliance with USB orders for PRODUCT. USB shall have the right unrestricted by this Agreement to have others manufacture Hexalen for presentations other than bottled presentations, including without limitation, Hexalen in capsules for blister packaging, for commercial sale in the United States. USB reserves the right at any time to discontinue commercial sale of PRODUCT in the United States and to sell in its place Hexalen in any other form or presentation."

         9. Non-Compete. A new section 12.10 shall be added to the Agreement as follows:

                  "12.10 Non-Compete. Except for the manufacture of Hexalen (altretamine) for USB pursuant to the terms of this Agreement, AAI agrees that during the term of this Agreement and for a period of five
         (5) years thereafter AAI will not make, develop, use, promote, market, distribute or sell (or otherwise commercialize) directly or indirectly (including but not limited to activities conducted through an AFFILIATE) any product containing altretamine as an active ingredient. This obligation shall survive the termination or expiration of this AGREEMENT."



         10. Construction. A new section 12.11 shall be added to the Agreement as follows:



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                  "12.11 Construction. If any provision or clause of this
         Agreement, or portion thereof, shall be held by any court or other tribunal of competent jurisdiction to be illegal, void, or unenforceable, the remainder of the Agreement shall not be affected and shall be given full force and effect. It is the intention of the parties that, if any court or other tribunal construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void, or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision and enforce such provision in its reduced form."

         11. Effect of Amendment. Other than the specific amendment set forth above, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment embodies the full and complete understanding of the parties hereto with respect to the matters addressed herein and supersedes all prior understanding and agreements whether oral or written.


         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment.


APPLIED ANALYTICAL  INDUSTRIES, INC.



By:_____________________________________________
         Anthony F. Arato
         Vice President, Manufacturing and Engineering


U.S. BIOSCIENCE, INC.



By:_____________________________________________
         Donald O. Brown
         Senior Vice President, Pharmaceutical Operations







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